Exhibit 99.1

FOR IMMEDIATE RELEASE

DEL GLOBAL TECHNOLOGIES FILES REGISTRATION STATEMENT FOR RIGHTS OFFERING

Bay Shore, NY – May 17, 2010 -- Del Global Technologies Corp. (OTCBB: DGTC) (“Del Global” or “the Company”) today announced that it filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) for a rights offering to its existing shareholders.  The rights offering will be made through the distribution of non-transferable subscription rights to purchase shares of the Company’s common stock, par value $0.10 per share, at a subscription price to be determined.  Assuming the rights offering is fully subscribed, the Company will receive gross proceeds of approximately $15 million, less expenses of the rights offering.  The Company filed this rights offering to raise equity capital in a cost-effective manner that gives all of Del Global’s shareholders the opportunity to participate.  The net proceeds will be used for potential working capital needs and general corporate purposes.  The Company may use a portion of the proceeds to acquire or invest in businesses, products and technologies complementary with our existing businesses.  However, we have no current agreements nor are we in serious discussions to acquire or invest in any business, product or technology.

The rights offering includes an oversubscription privilege which permits each rights holder that exercises its rights in full to purchase additional shares of common stock that remain unsubscribed at the expiration of the offering.  This oversubscription privilege is subject to (i) the availability and allocation of shares among holders exercising this oversubscription privilege and (ii) a maximum number of shares for which shareholders can oversubscribe without endangering the availability of Company’s net operating loss carry forwards under Section 382 of the Internal Revenue Code (the “NOL’s”), in each case as further described in the rights offering documents.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective.  The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  The rights will be issued to all shareholders as of a record date which has yet to be determined.  The exercise price of the shares also has yet to be determined.  We will provide notice of the record date and exercise price in the future at such time as it is determined.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of high performance diagnostic imaging systems for medical, and dental applications through the Del Medical Systems Group. Through its Milan, Italy based Villa Sistemi Medicali S.p.A. subsidiary the Company offers a broad portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems to the global marketplace. Through its RFI subsidiary, Del Global manufactures proprietary high-voltage power conversion subsystems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications.  The company’s web site is www.delglobal.com.

Del Global Technologies Corp.	Page 2

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations and the current economic environment.  Del Global cautions that these statements are not guarantees of future performance.  These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of Del Global to introduce products as scheduled; obtaining necessary product certification; implement its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal matters; market and operating risks from foreign currency exchange exposures; and favorable general economic conditions.  Actual results could differ materially from those expressed or implied in the forward-looking statements.  Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

DEL GLOBAL TECHNOLOGIES CORP.:
John J. Quicke
Chief Executive Officer

Mark A. Zorko
Chief Financial Officer
(631) 231-6400 ext. 323